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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement 333-8870 of Quebecor Printing, Inc. on Form S-8 of the Quebecor Deferred Compensation Savings Plan of our report dated June 15, 2001 appearing in this Annual Report on Form 11-K of the Quebecor Deferred Compensation Savings Plan for the year ended December 31, 2000.



DELOITTE & TOUCHE LLP
New York, New York
June 25, 2001



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